UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☐
Filed by a party other than the Registrant   ☒

Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material under § 240.14a-12

Amarin Corporation plc

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Catapult Fund LLC
Sarissa Capital Hawkeye Fund LP
ISP Fund LP
Sarissa Capital Offshore Master Fund LP
Sarissa Capital Master Fund II LP
Sarissa Capital Athena Fund Ltd
Atom Master Fund LP
Sarissa Capital Fund GP LP
Sarissa Capital Fund GP LLC
Sarissa Capital Offshore Fund GP LLC
Sarissa Capital Management GP LLC
Sarissa Capital Management LP
Alexander J. Denner, Ph.D.
Patrice Bonfiglio
Paul Cohen, M.D.
Mark DiPaolo
Keith L. Horn
Odysseas Kostas, M.D.
Louis Sterling III
Diane E. Sullivan

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒   No fee required
☐   Fee paid previously with preliminary materials
☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This filing contains a press release issued on February 15, 2023 by Sarissa Capital.

SARISSA CAPITAL UNCOVERS THAT AMARIN’S REGISTRAR HAD NOT BEEN INSTRUCTED TO ACCEPT BLUE PROXY CARDS EVEN THOUGH LEGALLY REQUIRED TO DO SO

Sarissa Assumes That Amarin Knew This Conduct Was Going On and Did Nothing To Stop It

Sarissa Acted to Correct the Issue, Ensuring That All Votes Submitted On The Blue Proxy Card Will Be Counted at the Amarin General Meeting

Amarin Shareholders That Already Voted on the Blue Proxy Card Do NOT Need to Take Any Action; Your Vote Will be Counted

Greenwich, CT, February 15, 2023 – Sarissa Capital Management LP (“Sarissa”) today issued the following statement regarding Amarin Corporation plc (NASDAQ: AMRN):

Sarissa Capital, in voting its shares, uncovered that Amarin’s registrar, the firm retained by Amarin to receive and process proxy cards, had not been instructed to accept blue proxy cards even though legally required to do so. Amarin’s registrar believed it was only authorized to accept and process the white proxy cards. Sarissa assumes this conduct was condoned by, or worse, coordinated with Amarin. We believe this is another attempt by Amarin to entrench themselves and disenfranchise shareholders. Fortunately for shareholders, Sarissa acted to correct this problem and all votes that have been or will be submitted on the blue proxy card will be accepted.

IF YOU ALREADY VOTED “FOR” ALL PROPOSALS AND SUBMITTED YOUR BLUE PROXY CARD, THERE IS NOTHING ELSE YOU NEED TO DO TO SUPPORT SARISSA’S NOMINEES. YOU DO NOT NEED TO VOTE AGAIN.

Amarin is in dire need of change. Sarissa is Amarin’s largest shareholder, owning more than 25 million shares. We are long term shareholders and have not sold any shares since acquiring our position. We have a stellar track record of success, including in the cardiovascular space, and we believe our nominees have the experience and qualifications to help unlock Amarin’s true potential.

You can vote on the blue proxy card or the white proxy card, but if you want to fully support Sarissa, you must make sure that all “FOR” boxes are marked on your proxy card (blue or white) before you submit it.

If you have any questions on how to vote, we recommend that you contact Sarissa’s proxy solicitor, D.F. King, by calling (800) 331-7024 or emailing AMRN@dfking.com.

We urge all shareholders to vote “FOR” the Sarissa Nominees and “FOR” the removal of Chairman Per Wold-Olsen on or prior to the deadline on Tuesday, February 21, 2023.

#FreeAmarin

Visit our website at www.freeamarin.com for helpful information about Sarissa and the need for change at Amarin.

The General Meeting of Amarin shareholders is scheduled for February 28, 2023, BUT TO MAKE SURE YOUR VOTE COUNTS, SUBMIT YOUR VOTE ON OR BEFORE TUESDAY, FEBRUARY 21, 2023.

Additional Information

Sarissa Capital Management LP (“Sarissa Capital”), together with other participants, filed a definitive proxy statement and an accompanying blue proxy card with the SEC on January 31, 2023, in connection with the solicitation of shareholders of Amarin Corporation plc (the “Company”) at the general meeting of the Company for the election of Sarissa Capital’s slate of highly-qualified nominees (the “General Meeting”). Shareholders are advised to read the definitive proxy statement and other relevant documents related to the General Meeting as they contain important information.

The definitive proxy statement and other relevant documents are available at no charge on the SEC’s website at www.sec.gov and at www.freeamarin.com. The definitive proxy statement and other relevant documents are also available at no charge by directing a request to Sarissa Capital’s proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 (Shareholders can call toll-free: (800) 331-7024).

Contact:	Jean Puong Sarissa Capital Management LP info@sarissacap.com